Exhibit 99.1

Intricon Merger Agreement with Altaris

Employee FAQs

Who is acquiring us and why does it make sense for our shareholders and our business?

Affiliates of Altaris Capital Partners, LLC (which collectively with its affiliates is referred to in this document as “Altaris”) have signed a merger agreement to acquire Intricon. Altaris is an investment firm focused exclusively on the healthcare industry. Since inception in 2003, Altaris has invested in more than 45 healthcare companies and has deep experience in the medical device and strategic supply chain sectors. We believe Altaris will be an ideal match for us by delivering a compelling valuation to our shareholders while providing the necessary investment resources to accelerate our growth plans and, at the same time, respecting the strength of our unique technical capabilities, development expertise and production capabilities as well as our team members and our culture.

When is the transaction expected to close?

The transaction is expected to close in the second quarter of 2022, subject to the receipt of approval by the company’s shareholders, the receipt of regulatory approvals and subject to other customary closing conditions. The path toward closing requires many steps to secure necessary approvals, including multiple filings with the Securities and Exchange Commission, such as the preparation and filing of our proxy statement and convening a shareholder meeting to vote on the transaction.

Subject to the terms and conditions of the merger agreement with Altaris, Intricon may solicit superior proposals from third parties for a period continuing through April 3, 2022, and in certain cases for a period continuing through April 13, 2022. In the event that we do not accept a superior offer from a third party, we expect to close the transaction shortly after the shareholder meeting referenced above.

What form and how often will the Executive Team communicate updates over the next few months?

The Executive Team is committed to providing team members with as timely updates as possible. On March 8th, we have our regular quarterly all-employee call where we will provide a status update, subject to certain confidentiality obligations. We also have our regular semi-annual Leadership Summit meeting on March 10th, where we will be able to discuss status and questions in more detail; managers, in turn, can share the information with their team members. We will also be sure to send an all-employee email update the first week of April, and then again in May as appropriate. In between any formal communications, please feel free to reach out to a member of the Executive Team or your manager as appropriate. Please realize that we will not be able to share any information with respect to other potential offers and negotiations.

What can employees expect after the transaction has been completed and Intricon is owned by Altaris? Will anything change?

One of the reasons that Altaris was so attracted to our company is because of the people. Altaris plans to invest in the business with a focus on growing the company for the long-term. This has been the approach Altaris has taken with many of their other platform company investments.

Why weren’t we told earlier?

The sale of a public company must follow certain rules and regulations. It was very important for the success of the transaction that strict confidentiality be maintained so very few people were aware of the potential acquisition. We were required to keep things confidential in order to protect the company and our future success.

Will there be any layoffs because of the new ownership or will my job responsibilities change?

There are no planned reductions in force (RIFs) due to a change in company ownership. As always, the Executive Team will look at how best to structure our organization as we continue to grow and evolve.

Will there be any changes in the Executive Team?

There are no plans at this time for any changes to the Executive Team. Altaris works closely and collaboratively with the management teams of their portfolio companies to support growth and capital appreciation, and Altaris is supportive of the Executive Team and its strategic growth plan for Intricon.

What does the merger agreement provide with respect to our base salary and bonuses?

The merger agreement provides that for at least one year after the closing of the transaction, (1) base salary and wages will be no less favorable than the base salary and wages in effect immediately prior to the closing of the transaction, and (2) the annual cash bonus incentive opportunity will be no less favorable than the annual cash bonus incentive opportunity in effect immediately prior to the closing of the transaction (although performance criteria may be changed for 2023). The transaction will not impact the payment of bonuses for 2021, which will be paid in accordance with the terms of the 2021 bonus plan.

If I have RSUs or stock options, how will they be treated?

If the transaction closes, all RSUs will fully vest (performance-based RSUs will vest at target). All stock options are already fully vested. At Closing, RSU holders will be paid the cash amount equal to $24.25 per share less applicable withholding taxes, and option holders will be paid the cash amount equal to $24.25 per share, less the exercise price of the options and less applicable withholding taxes. Further details and timing of these payments will be provided once the merger is complete.

What will happen with the Employee Stock Purchase Plan (ESPP)?

If you are currently making contributions to the ESPP, those contributions will continue through March 31, 2022, unless you cancel them in accordance with the ESPP. Consistent with the terms of the ESPP, you may not increase the amount you are contributing to the ESPP and if you do not currently participate in the ESPP, you may not elect to begin contributing. The merger agreement requires that we suspend additional contributions to the ESPP as of March 31, 2022. Shares acquired under the ESPP will receive the merger consideration of $24.25 per share when the merger is completed.

If I currently participate in the equity program with Intricon, will that be replaced with something?

The Executive Team and Altaris understand the importance of long-term incentives and being recognized for contributions to the business. If we are no longer a public company with stock as a compensation vehicle, we will look at other meaningful ways to keep our talent engaged and motivated.

Will my benefits change?

The US benefits plans are in place for 2022 and will remain effective through the year. As with every new year, we will look at our benefits strategy and how best to provide for the health and well-being of Intricon employees and families while still managing both company and employee costs. Look for more information about any changes to 2023 benefits towards the second half of this year.

Will our culture change?

Part of what makes Intricon a great place to work and the reason we are an attractive acquisition to Altaris is our collaborative and supportive culture. We will maintain these core values no matter what the future brings. With new investment opportunities from Altaris, we expect to be able to grow the positive pieces of our culture while adding tools and systems to create greater efficiency and speed in all areas of our operations.

If approved, how will the sale impact the day to day operations and the operator jobs at Intricon? (How will this impact my duties and responsibilities?)

For our highly valued direct labor team members, we anticipate very little change to the day-to-day work. Regardless of company ownership, we will continue to build on our strong foundation and improve work processes and conditions that make daily work more efficient, comfortable and rewarding for all team members.

How and who will notify customers and suppliers of the possible sale?

The Executive Team has a plan to reach out to our customers and key suppliers. If you have questions or concerns about a particular customer or partner, please reach out to the appropriate Executive Team member.

We are pleased to let our customers know that this transaction is great news, that they can continue to rely on the excellent service they expect and deserve, and that partnering with Altaris will give us the resources to support our growth and the execution of our strategic plans for the business.

From the customers’ perspective, they should not expect any changes, and we will keep them apprised of any updates.

Who should I contact if I have more questions?

If you have more questions, please reach out to an Executive or a senior leader. Sara Hill and Stephanie Brown are available if you prefer to discuss questions with HR.